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                                                                   EXHIBIT 10.32

               FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

      This First Amendment to Restricted Stock Award Agreement ("Amendment") is made as of February 21, 2005 by and between SUN COMMUNITIES, INC., a Maryland corporation (the "Company"), and JEFFREY P. JORISSEN ("Employee").

                                    RECITALS:

      A. The Company and Employee entered into that certain Restricted Stock Award Agreement, dated as of May 10, 2004 (the "Award Agreement"), pursuant to which the Company issued Employee 50,000 shares of the Company's Common Stock.

      B. The Company and Employee desire to modify the Award Agreement in accordance with the terms and conditions of this Amendment.

      NOW, THEREFORE, the parties agree as follows:

      1. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Award Agreement.

      2. Section II(a) of the Award Agreement is hereby deleted in its entirety and replaced with the following Section II(a):

            Subject to the restrictions and conditions set forth in the Plan, 12,500 of the Shares (the "Time-Vesting Shares") shall vest in full on May 10, 2007, provided that Employee is employed by the Company on such date. Subject to the restrictions and conditions set forth in the Plan, the remaining 37,500 Shares (the "Performance-Vesting Shares") shall vest on March 1, 2010 (provided that Employee is employed by the Company on such date) on the basis of the compound annual growth rate of the Company's funds from operations per weighted average number of outstanding shares of Common Stock on a fully diluted basis (as determined by reference to the Company's audited financial statements) (the "Per Share FFO") for the period commencing January 1, 2005 and ending December 31, 2009 (the "CAGR"), determined by comparing the Per Share FFO for the year ending December 31, 2009 to the Per Share FFO for the year ending December 31, 2005, as follows:

                                          At least 5%     At least 6%     At least 7%      At least 8%
                            Less than      but less        but less        but less       but less than
CAGR                            5%          than 6%         than 7%         than 8%             9%          At least 9%
----                        ---------     -----------     ----------      ----------      -------------     ----------
No. of Performance-
Vesting
Shares vesting                  0           17,500          27,500           32,500           35,000          37,500
on March 1, 2010

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      3.    Except as otherwise modified herein, the Award Agreement shall remain in full force and effect consistent with its terms.

      IN WITNESS WHEREOF, the Company and Employee have executed this First Amendment to Restricted Stock Award Agreement as of the date first above written.

                               COMPANY:

                               SUN COMMUNITIES, INC., a Maryland corporation

                               By: /s/  Gary A. Shiffman
                                  ------------------------------------------
                                   Gary A. Shiffman, Chief Executive Officer

                               EMPLOYEE:

                               /s/  Jeffrey P. Jorissen
                               ---------------------------------------------
                               JEFFREY P. JORISSEN

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